Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS RECORD EARNINGS IN Q3 2014
Normalized FFO increased 19% to $0.19 per diluted share
Same-Property Cash NOI grew by 3.1%
Scottsdale, Arizona (October 28, 2014) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended September 30, 2014.
Third Quarter 2014 Highlights
Operating

•	Normalized FFO: Increased 19.9% to $45.5 million compared to Q3 2013.

•	Normalized FFO Per Share: $0.19 per diluted share, an increase of $0.03 per diluted share, or 19%, compared to Q3 2013.

•	Normalized FAD: $0.15 per diluted share, or $37.2 million, an increase of $0.01 per diluted share, or 7%, compared to Q3 2013.

•	Same-Property Cash NOI: Increased 3.1% compared to Q3 2013.
Portfolio

•
Acquisitions: During the quarter, HTA acquired $106.1 million of high quality medical office buildings (96% leased and approximately 301,000 square feet of GLA), increasing the total year-to-date investments to $317.6 million. The acquisitions during the quarter included properties located in Charleston, South Carolina; Clearwater, Florida and White Plains, New York.

•
Dispositions: During the quarter, HTA initiated its asset recycling program and sold two portfolios of medical office buildings for an aggregate gross sales price of $42.0 million. HTA realized gains of $11.8 million from these two dispositions.

•	Leasing: During the quarter, HTA entered into new or renewal leases on approximately 555,000 square feet of GLA, or 3.8% of its portfolio. Tenant retention for the quarter was 85% by GLA.

•	Leased Rate: At the end of the quarter, the leased rate by GLA was 91.8%, an increase from 91.4% as of Q3 2013. The leased rate increased 30 basis points from June 30, 2014.

•
In-House Property Management and Leasing Platform: HTA expanded its in-house property management and leasing platform by approximately 258,000 square feet of GLA during the quarter, bringing total in-house GLA to 13.3 million square feet, or 91% of HTA’s total portfolio.

Balance Sheet and Liquidity

•
Balance Sheet: At the end of the quarter, HTA had total liquidity of $627.9 million, including $609.5 million of availability on its unsecured revolving credit facility and $18.4 million of cash and cash equivalents. The leverage ratio of debt to total capitalization was 34.8%.

Financial Results
Rental Income
Rental income increased 15.7% to $95.3 million for the three months ended September 30, 2014, compared to $82.3 million for the three months ended September 30, 2013. The increase in rental income was primarily driven by $473.5 million of acquisitions since September 30, 2013, together with Same-Property growth.
Normalized FFO
Normalized Funds from Operations (“Normalized FFO”) was $0.19 per diluted share, or $45.5 million, for the three months ended September 30, 2014, compared to $0.16 per diluted share, or $37.9 million, for the three months ended September 30, 2013.
FFO
FFO was $0.17 per diluted share, or $40.1 million, for the three months ended September 30, 2014, compared to $0.15 per diluted share, or $34.4 million, for the three months ended September 30, 2013.
Normalized FAD
Normalized Funds Available for Distribution (“Normalized FAD”) was $0.15 per diluted share, or $37.2 million, for the three months ended September 30, 2014, compared to $0.14 per diluted share, or $33.8 million, for the three months ended September 30, 2013.
NOI
Net Operating Income (“NOI”) was $67.0 million for the three months ended September 30, 2014, compared to $57.1 million for the three months ended September 30, 2013.
Same-Property Cash NOI
Same-Property Cash NOI increased 3.1% to $54.0 million for the three months ended September 30, 2014, compared to $52.4 million for the three months ended September 30, 2013.
General and Administrative Expenses
General and administrative expenses were $5.9 million for the three months ended September 30, 2014, compared to $6.0 million for the three months ended September 30, 2013.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
The total interest expense and change in the fair value of derivative financial instruments for the three months ended September 30, 2014 was $13.0 million, which included $15.6 million of interest expense related to debt and interest rate swaps, and a net gain of $2.6 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average borrowing cost of 3.74% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio at the end of the quarter was 5.6 years, including extension options.
Net Income
Net income for the three months ended September 30, 2014 was $16.2 million, compared to $5.0 million for the three months ended September 30, 2013. The increase was primarily due to the gain on sales of real estate of $11.8 million in 2014.
Balance Sheet
As of September 30, 2014, HTA had total assets of $3.0 billion, cash and cash equivalents of $18.4 million and $609.5 million available on its unsecured revolving credit facility. The leverage ratio of debt to total capitalization was 34.8%.
Leased Rate, Occupancy Rate and Tenant Retention
The leased rate (includes leases which have been executed, but which have not yet commenced) was 91.8% by gross leasable area (“GLA”), an increase from 91.4% as of Q3 2013. The occupancy rate of HTA’s portfolio was 91.1% by GLA, an increase from 90.7% as of Q3 2013. Tenant retention for the quarter was 85% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 41% as of September 30, 2014. Additionally, 58% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
During the quarter, HTA expanded its in-house property management and leasing platform by approximately 258,000 square feet of GLA, bringing total in-house GLA to approximately 13.3 million square feet, or 91% of HTA’s total portfolio.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominately located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S.  Since its formation in 2006, HTA has invested $3.3 billion to build a portfolio of properties that is comprised of approximately 14.6 million square feet of GLA located in 27 states. It operates its properties through regional offices located in Albany, Atlanta, Boston, Charleston, Dallas, Indianapolis, Miami, Pittsburgh and Scottsdale. More information about HTA can be found on the company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.
Third Quarter Conference Call
HTA will host a conference call and webcast on Wednesday, October 29, 2014 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to review its financial performance and operating results for the quarter ended September 30, 2014.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number (412) 902-6633
Webcast: www.htareit.com under the Investor Relations tab
Call pre-registration: http://dpregister.com/10053783
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number (412) 317-0088
Conference ID: 10053783
Available October 29, 2014 (one hour after the end of the conference call) to December 1, 2014 at 9:00 a.m. Eastern Time
Supplemental Information
Supplemental financial data are available on the company’s website at www.htareit.com.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Real estate investments:
Land	$272,922	$203,001
Building and improvements	2,554,006	2,358,071
Lease intangibles	413,403	411,857
	3,240,331	2,972,929
Accumulated depreciation and amortization	(518,647)	(445,938)
Real estate investments, net	2,721,684	2,526,991
Assets held for sale, net	22,930	—
Real estate notes receivable	8,520	28,520
Cash and cash equivalents	18,415	18,081
Restricted cash and escrow deposits	31,329	18,114
Receivables and other assets, net	141,561	110,285
Other intangibles, net	42,362	50,343
Total assets	$2,986,801	$2,752,334
LIABILITIES AND EQUITY
Liabilities:
Debt	$1,497,136	$1,214,241
Accounts payable and accrued liabilities	98,163	82,893
Derivative financial instruments - interest rate swaps	4,127	5,053
Security deposits, prepaid rent and other liabilities	31,935	35,339
Intangible liabilities, net	11,520	11,797
Total liabilities	1,642,881	1,349,323
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,258	3,262
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 238,944,761 and 236,880,614 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	2,389	2,369
Additional paid-in capital	2,147,688	2,126,897
Cumulative dividends in excess of earnings	(820,978)	(742,060)
Total stockholders’ equity	1,329,099	1,387,206
Noncontrolling interest	11,563	12,543
Total equity	1,340,662	1,399,749
Total liabilities and equity	$2,986,801	$2,752,334

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$95,277	$82,349	$274,675	$235,595
Interest income from real estate notes receivable	257	635	1,834	1,874
Total revenues	95,534	82,984	276,509	237,469
Expenses:
Rental	28,526	25,837	85,179	72,435
General and administrative	5,935	5,980	18,137	18,645
Acquisition-related	2,802	1,403	8,647	3,086
Depreciation and amortization	35,802	29,581	104,346	87,725
Listing	—	—	—	4,405
Total expenses	73,065	62,801	216,309	186,296
Income before other income (expense)	22,469	20,183	60,200	51,173
Other income (expense):
Interest expense:
Interest related to derivative financial instruments	(1,433)	(1,087)	(4,148)	(3,448)
Net gain (loss) on change in the fair value of derivative financial instruments	2,564	(1,955)	(857)	8,573
Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	1,131	(3,042)	(5,005)	5,125
Interest related to debt	(14,119)	(12,146)	(37,802)	(35,704)
Gain on sales of real estate	11,766	—	11,766	—
Loss on extinguishment of debt, net	(5,028)	—	(4,663)	—
Other income	1	10	41	28
Net income	$16,220	$5,005	$24,537	$20,622
Net income attributable to noncontrolling interests	(188)	(182)	(358)	(423)
Net income attributable to common stockholders	$16,032	$4,823	$24,179	$20,199
Earnings per common share - basic:
Net income attributable to common stockholders	$0.07	$0.02	$0.10	$0.09
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.07	$0.02	$0.10	$0.09
Weighted average number of common shares outstanding:
Basic	238,968	232,514	238,099	225,132
Diluted	241,432	235,023	240,608	226,771

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2014	2013
Net income	$16,220	$5,005
General and administrative expenses	5,935	5,980
Acquisition-related expenses	2,802	1,403
Depreciation and amortization expense	35,802	29,581
Interest expense and the net change in fair value of derivative financial instruments	12,988	15,188
Gain on sales of real estate	(11,766)	—
Loss on extinguishment of debt, net	5,028	—
Other income	(1)	(10)
NOI	$67,008	$57,147
NOI percentage growth	17.3%

NOI	$67,008	$57,147
Straight-line rent adjustments, net	(2,526)	(1,565)
Amortization of below and above market leases, net	617	506
Lease termination fees	(26)	(4)
Cash NOI	$65,073	$56,084
Notes receivable interest income	(187)	(562)
Non Same-Property Cash NOI	(10,842)	(3,088)
Same-Property Cash NOI (1)	$54,044	$52,434
Same-Property Cash NOI percentage growth	3.1%

(1) Same-Property includes 253 buildings.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before (i) general and administrative expenses, (ii) acquisition-related expenses, (iii) depreciation and amortization expense, (iv) listing expenses, (v) interest expense and net change in the fair value of derivative financial instruments, (vi) gain or loss on sales of real estate (vii) gain or loss on extinguishment of debt and (viii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI (i) straight-line rent adjustments, (ii) amortization of below and above market leases and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property.” Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented or are intended to be sold in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$16,032	$4,823	$24,179	$20,199
Depreciation and amortization expense	35,802	29,581	104,346	87,725
Gain on sales of real estate	(11,766)	—	(11,766)	—
FFO	$40,068	$34,404	$116,759	$107,924
Acquisition-related expenses	2,802	1,403	8,647	3,086
Listing expenses	—	—	—	4,405
Net (gain) loss on change in fair value of derivative financial instruments	(2,564)	1,955	857	(8,573)
Loss on extinguishment of debt, net	5,028	—	4,663	—
Noncontrolling income from partnership units included in diluted shares	160	173	252	384
Other normalizing items	—	(4)	209	554
Normalized FFO	$45,494	$37,931	$131,387	$107,780
Other income	(1)	(10)	(41)	(28)
Non-cash compensation expense	1,025	461	3,279	1,369
Straight-line rent adjustments, net	(2,526)	(1,565)	(6,179)	(4,934)
Amortization of below and above market leases, net	617	506	1,892	1,576
Deferred revenue - tenant improvement related	(131)	(28)	(403)	(338)
Amortization of deferred financing costs and debt discount/premium	624	809	1,738	2,456
Recurring capital expenditures, tenant improvements and leasing commissions	(7,938)	(4,327)	(16,497)	(10,377)
Normalized FAD	$37,164	$33,777	$115,176	$97,504

Net income attributable to common stockholders per diluted share	$0.07	$0.02	$0.10	$0.09
FFO adjustments per diluted share, net	0.10	0.13	0.39	0.39
FFO per diluted share	$0.17	$0.15	$0.49	$0.48
Normalized FFO adjustments per diluted share, net	0.02	0.01	0.06	0.00
Normalized FFO per diluted share	$0.19	$0.16	$0.55	$0.48
Normalized FAD adjustments per diluted share, net	(0.04)	(0.02)	(0.07)	(0.05)
Normalized FAD per diluted share	$0.15	$0.14	$0.48	$0.43

Weighted average number of diluted common shares outstanding	241,432	235,023	240,608	226,771
HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.

HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements.
HTA computes Normalized FFO, which excludes from FFO (i) acquisition-related expenses, (ii) listing expenses, (iii) net gain or loss on change in the fair value of derivative financial instruments, (iv) gain or loss on the extinguishment of debt, (v) noncontrolling income or loss from partnership units included in diluted shares and (vi) other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO (i) other income or expense, (ii) non-cash compensation expense, (iii) straight-line rent adjustments, (iv) amortization of below and above market leases, (v) deferred revenue - tenant improvement related, (vi) amortization of deferred financing costs and debt premium/discount and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements.